March 31, 1995
Dear Shareholders:
Shareholders to
            be held at the Company's Office, 3171 Directors Row in Memphis, Tennessee on May 5th. I hope that those of you who find it convenient will attend.
            At the meeting we will report to you on the Company's current operations and outlook, and members of the Board of Directors and management will be pleased to respond to any questions you may have.
            Whether you own few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.
            If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board's recommendations.
            I look forward to seeing as many of you as possible at the meeting.

Sincerely,

Michael S. Starnes
Chairman of the Board

M.S. CARRIERS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            Notice is hereby given that the Annual Meeting of Shareholders of M.S. Carriers, Inc. (the "Company") will be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, on Friday, May 5, 1995, at 9:00 a.m., local time, for the following purposes:
            1. To elect directors for the ensuing year;
            2. To consider and vote upon the approval of the Company's Non-Employee Directors Stock Option Plan; and
            3. To act upon such other matters as may properly come before the meeting.
            Shareholders of record at the close of business on March 3, 1995, will be entitled to vote at the meeting or any adjournment thereof.
            It is important that your shares be represented at the meeting. Accordingly, you are urged to sign and return the enclosed proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.

M.J. Barrow
Senior Vice President-Finance
and Secretary-Treasurer

M.S. CARRIERS, INC.
3171 Directors Row
Memphis, Tennessee 38116

PROXY STATEMENT
            This proxy statement and the accompanying proxy card are being mailed on or about March 31, 1995, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders in Memphis, Tennessee. Proxies are solicited to give all shareholders of record at the close of business on March 3, 1995, an opportunity to vote on matters that come before the meeting. This procedure is necessary because many shareholders will not be able to attend the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.
            When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting.
            Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.
            As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.
            As of March 3, 1995, the record date, there were 12,878,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the meeting, is req uired for approval of all other items being submitted to the stockholders for their consideration.

BENEFICIAL OWNERSHIP OF COMMON STOCK
            The following table sets forth certain information as of March 3, 1995, with respect to the benefi-cial ownership of the Company's Common Stock by each Director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock and by all officers and directors as a group. The figures relating to Wellington Management Company are based upon information derived from Schedule 13G (Amendment No. 7) dated January 30, 1995 as filed with the Securities and Exchange Commission.

                                                                      Amount and Nature of         Percent of
Shareholders                                                        Beneficial Ownership (1)    Outstanding Stock
Michael S. Starnes
  c/o M.S. Carriers, Inc.
  3171 Directors Row
  Memphis, Tennessee 38116                                                  3,106,158                 24.1%

Wellington Management Company
  75 State Street
  Boston, Massachusetts 02109                                               1,610,630(2)              12.5%

Carl J. Mungenast                                                                   0                    *

James W. Welch                                                                131,953(3)(4)            1.0%

Gary Hardeman                                                                  46,859(3)(4)              *

M.J. Barrow                                                                    39,712(3)(4)              *

Robert P. Hurt                                                                 33,598(3)(4)              *

Morris H. Fair                                                                 19,000                    *

Jack H. Morris, III                                                            20,000                    *

All executive officers and directors as a group                             3,442,467                 26.7%

* Indicates less than 1%.

    (1) Beneficial ownership of Common Stock consists of sole voting and investment power except as otherwise indicated.
    (2) Wellington Management Company claims shared voting power with respect to 934,930 shares and shared investment power with respect to 1,610,630 shares. Wellington Management Company does not claim sole voting power or sole investment power with respect to any of these shares.
    (3) Includes shares of Common Stock owned by the M.S. Carriers, Inc. Matched Stock/Savings Plan and allocated to the accounts of the following named individuals: James W. Welch, 5,287 shares; Gary L. Hardeman, 1,961 shares; M.J. Barrow, 3,414 shares; and Robert P. Hurt, 2,664 shares.
    (4) Includes shares of Common Stock that the following named individuals may acquire within the next 60 days by exercise of stock options:
         James W. Welch, 76,666 shares; Gary L. Hardeman, 46,668 shares;
         M.J. Barrow, 26,666 shares; and Robert P. Hurt, 13,334 shares.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. The Company believes that during the two fiscal years ended December 31, 1993 and December 31, 1994, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements except that the Form 3 holdings of Jerry L. Stairs, Vice President - Safety and Risk Management, one Form 4 transaction of John M. Hudson, Vice President - Human Resources, and one Form 4 transaction of Morris H. Fair, Director were filed late. In making these statements, the Company has relied upon the written representations of its directors and officers.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
            At the meeting, the shares represented by the enclosed proxy card will be voted for the election of the eight nominees named below, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.
            If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for such other persons as may be determined by the holders of such proxies or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
            All of the nominees are members of the present Board. The table below sets forth certain information regarding each nominee.

                                                     Principal Occupation
                                                   Business Experience and
                                                     Other Directorships                                      Director
Name                                               Of Public Companies (1)                     Age             Since

Michael S. Starnes (2)                      Chairman of the Board,                              50             1978
                                            President and Chief Executive
                                            Officer of the Company
Carl J. Mungenast (3)                       Executive Vice President and                        55             1994
                                            Chief Operating Officer
                                            of the Company
James W. Welch                              Senior Vice President - Marketing                   51             1982
                                            of the Company
M.J. Barrow                                 Senior Vice President - Finance,                    50             1982
                                            Secretary-Treasurer of the
                                            Company
Gary L. Hardeman                            Senior Vice President -                             53             1990
                                            Operations of the Company
Robert P. Hurt                              Vice President-Maintenance,                         60             1983
                                            Assistant Secretary of the
                                            Company
Morris H. Fair                              Senior Vice President,                              65             1986
                                            Union Planters Corporation
Jack H. Morris, III                         Chief Executive Officer of                          64             1986
                                            Auto Glass of Memphis, Inc.

    (1) Each of the nominees, except Mr. Mungenast has held substantially the same principal occupation during the past five years.
    (2) Mr. Starnes is the President and majority owner of TCX, Inc. See "Executive Compensation- Certain Transactions." Mr. Starnes is also a director of RFS Hotel Investors, Inc., a real estate investment trust.
    (3) Mr. Mungenast was employed by Sears Roebuck &Company from 1958 until his retirement in December 1993. At the time of his retirement, he was Senior Vice President for Sears Logistics Services in Itasca, Illinois and responsible for all distribution, transportation and home delivery services for Sears. Mr. Mungenast's employment with the Company commenced April 1, 1994.

ADDITIONAL INFORMATION RELATED
TO THE BOARD OF DIRECTORS
            The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board who are not officers are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and other reports, as well as by participating in Board meetings. To assist the Board in carrying out its duties, the Board has established an Audit Committee and an Executive Compensation Committee.
            Regular meetings of the Board of Directors are held each quarter, and special meetings are scheduled when required. The Board held four meetings in 1994 and each director attended 75% or more of the meetings.
            The Audit Committee meets with management and the independent auditors to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent auditors. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met once during 1994 and each member attended the meeting.
            The Executive Compensation Committee administers the Company's Incentive Stock Option Plan and the Company's 1993 Stock Option Plan, pursuant to which stock options are granted to officers and other key employees. The Committee reviews and approves the salaries and other remuneration arrangements for senior management. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met twice during 1994 and each member attended the meetings.
Compensation of Directors
            Directors who are not full-time employees receive a fee of $1,500 for each meeting of the Board they attend and for each Committee meeting they attend if not held on a day on which a meeting of the Board is held. Directors who are also officers of the Company receive no additional compensation for services as directors.

PROPOSAL RESPECTING COMPANY'S NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN
(Item 2 on Proxy Card)
            At its meeting on September 14, 1994, the Boardof Directors, upon the recommendation of the Chairman, adopted the M.S. Carriers, Inc. Non-Employee Directors Stock Option Plan (the ""Plan"). The Board is submitting the Plan for shareholder approval and recommends that the shareholders of the Company approve the Plan.
            A copy of the Plan is attached hereto as Exhibit A. Terms not otherwise defined herein shall have the meaning given such terms in the Plan.
            The purpose of the Plan is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's growth and progress. The Plan is also designed to provide non-employee directors with a further incentive to continue their association with the Company and to assure that the Company can attract the most qualified persons to serve as non-employee directors.
            The Plan provides that 20,000 shares of Common Stock shall be reserved for use under the Plan. If any stock option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares under such option shall again become available for use under the Plan. The terms of any grant shall be determined under the Plan and the related stock option agreement.
            The following discussion summarizes the principal features of the Plan. The discussion does not purport to be complete and is qualified in its entirety by reference to the Plan.
#            Administration.  The Plan is administeredby the Board. Grants of options are automatic under the Plan.
            Participants. Each non-employee member of the Boardis a participant in the Plan. No employees of the Company are eligible to participate in the Plan.
            Stock Options. On September 14, 1994, the effective date of the Plan, Morris H. Fair and Jack H. Morris, III, the non-employee directors currently serving the Company, were each granted options to purchase 2,500 shares of Common Stock at the option rice of $25.50 per share, which was 100% of the fair market value of the Common Stock on the effective date of the Plan. The options granted to Messrs. Fair and Morris vest and become exercisable in five (5) equal annual installments on the anniversary dates of the effective date of the Plan. The options granted to Messrs. Fair and Morris shall be void if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date of the Plan.
            Each non-employee director elected to the Board subsequent to the effective date of the Plan shall be granted, on the first business day following his or her election to the Board, an option to purchase 2,500 shares of Common Stock. The option price covered by each stock option shall be 100% of the fair market value of Common Stock on the date of grant. Each stock option shall vest and become exercisable in five (5) equal annual installments on the anniversary dates of the date of grant.
            Option Terms. The term within each stock option is exercisable shall be ten years from the date of the grant of an option under the Plan. An option may only be exercised by the optionee except in cases of death or total disability.
            Termination of Directorship. If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all options granted to him shall immediately terminate; provided, however, the non-employee director shall have thirty (30) days from the date on which he ceased to be a non-employee director to exercise any option or portion thereof which was exercisable on the date that the non-employee ceased to be a director of the Company.
            If a non-employee director dies or becomes totally disabled during his directorship, all options previously granted to the non-employee director shall immediately vest and become exercisable; provided, however, all options must be exercised prior to the earlier of (i) one (1) year after the date on which the non-employee director dies or ceases to be a director of the Company, or (ii) the expiration of the term of the option.
            Non-Transferability. Options under the Plan shall be not assignable or transferable other than by will or the laws of descent and distribution. A stock option may be exercised during the non-employee director's lifetime only by such director.
            Amendment to the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that the Board may not amend the Plan without approval of the Company's shareholders if such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or the Tennessee Business Corporation Act. The Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employer Retirement Income Security Act, or the rules thereunder.
            Federal Income Tax Summary. Under current regulations, the options provided by the Plan are considered non-qualified stock options ("NQOs"). The optionee is not subject to any federal income tax upon the grant of a NQO under the Plan nor will be grant of the NQO under the Plan resul t in an income tax deduction for the Company. As a result of the exercise of an NQO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired on the dateof exercise over the amount paid therefor. The Company generally will be entitled to a corresponding federal income tax deduction, provided the Company satisfies applicable federal income tax withholding requirements. Depending on the period the stock is held after exercise, the sale or other taxable disposition of shares of Common Stock acquired through the exercise of an NQO generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such dispo sition and the fair market value of such shares on the date of acquisition.

EXECUTIVE COMPENSATION
            The following table discloses compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers for the three fiscal years ended December 31, 1994:

SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                 Annual Compensation    Compensation                 Other Compensation
                                                                                       Profit Sharing   Matched Stock/     Life
Name and Principal Position          Year        Salary     Bonus(1)       Options        Plan(2)      Savings Plan(3)  Insurance(4)

Michael S. Starnes                   1994       $313,190    $29,096              -        $1,482                  -       $73,775
 Chairman of the Board,              1993        300,942     36,112         60,000         1,482                  -        59,704
 President and Chief                 1992        286,840     40,160              -         1,465                  -        59,704
 Executive Officer

Carl J. Mungenast                    1994        190,401(5)  18,500         50,000             -                  -             -
 Executive Vice President            1993              -          -              -             -                  -
 and Chief Operating Officer         1992              -          -              -             -                  -

James W. Welch                       1994        179,178     16,574         20,000         1,185                  -         4,052
 Senior Vice President-              1993        170,522     20,463              -         1,185                  -         4,016
 Marketing                           1992        161,500     22,600              -         1,179             $2,795         4,016

Gary L. Hardeman                     1994        164,321     14,583         20,000         1,042              1,848         4,110
 Senior Vice President-              1993        149,975     17,997              -         1,042              1,799         4,053
 Operations                          1992        138,000     22,100              -         1,025              3,822         4,053

M. J. Barrow                         1994        135,313     12,188         20,000           854              2,772         4,313
 Senior Vice President-              1993        122,944     14,753              -           854              2,698         4,273
 Finance, Secretary,                 1992        109,000     15,300              -           796              2,599         4,273
 Treasurer

(1) Includes amounts earned during the last quarter of 1994 but paid in first quarter of 1995.
(2) The Company's contribution to the named individual's account in the Company's Profit-Sharing Plan. Amounts listed for 1994 are estimates.
(3) The Company's contribution to the named individual's account in the Company's Matched Stock/Savings Plan.
(4) Premiums paid by the Company on split-dollar life insurance policies covering the named individual. Upon the death of an individual, the Company will be reimbursed the amount it has paid in premiums.
(5) Carl J. Mungenast's employment with the Company commenced April 1, 1994. The amount listed under this column includes $44,247 of reimbursed relocation expenses.

OPTION GRANTS IN 1994
            The following table provides information with respect to grants of stock options to the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1994.

Name                    Options Granted     Date Exercisable  Exercise Price

Michael S. Starnes                  -                  -               -
Carl J. Mungenast              50,000            3/31/99         $22.625
James W. Welch                 20,000             1/4/99         $20.75
Gary L. Hardeman               20,000             1/4/99         $20.75
M.J. Barrow                    20,000             1/4/99         $20.75

AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END VALUE TABLE
            The following table provides information with respect to stock option exercises by the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1994.

                                                                            Number of                   Value of Unexercised
                                                                       Unexercised Options               In-the-Money Options
                                                                       At December 31, 1993            At December 31, 1993(2)
                              Shares Acquired        Value
Name                            on Exercise      Realized(1)  Exercisable         Unexercisable  Exercisable        Unexercisable
Michael S. Starnes                       -                -             -              60,000              -                -
Carl J. Mungenast                        -                -             -              50,000              -                -
James W. Welch                           -                -        76,666              33,334     $1,375,824         $214,176
Gary L. Hardeman                         -                -        46,668              26,666        627,518          112,073
M. J. Barrow                             -                -        26,666              33,334        388,323          214,176

   (1) This amount is the aggregate of the market value of the Common Stock at the time that the stock option was exercised minus the exercise price for the option.
   (2) This amount is the aggregate of the number of options multiplied by the difference between the last sale price of the Common Stock on December 31, 1994, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System minus the exercise price for those options.

Certain Transactions
          Mr. Starnes owns 75% of the common stock of TCX, Inc., a Tennessee corporation ("TCX"). TCX is a less-than-truckload motor common carrier providing services from Memphis, Tennessee to California via piggyback trailers owned by certain railroads. TCX does not compete with the business of the Company and there are no plans for TCX to become competitive with the Company's business. During 1994, the Company obtained certain insurance and fuel on behalf of TCX and charged TCX the actual cost of such insurance and fuel. With respect to future transactions between the Company and TCX or any of the officers, directors, shareholders or affiliates of any of them, all such transactions shall be approved by a majority of the independent directors of the Company and will be on terms no less favorable to the Company than those which may be obtained from unaffiliated third parties.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
            The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of the Chairman of the Board and two Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation plans.

Compensation Philosophy and Objectives
            The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that superior performance of the Company results from the coordinated efforts of all employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of the Company's customers and shareholders.
            The Company's goal is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The philosophy underlying the executive compensation plans is the alignment of compensation with the Company's business objectives and performance. In addition, the Company seeks to align the interests of executive officers with those of the shareholders. Key principles of this philosophy are:
            Providing fairness in compensation plans which deliver pay commensurate with the Company's performance and the individual's performance.
            Providing equity-based incentives for the executive officers to insure that they are motivated over the long term to manage the Company's business as owners rather than just employees.
            The Company strives to structure salaries for its executive officers that are comparable with those of the Company's competitors and other publicly held companies headquartered in Memphis, Tennessee. During 1993, the Company implemented an incentive plan for certain management and administrative employees, including executive officers. Under this plan, participants are awarded bonuses equal to a predetermined percentage (up to 40%) of their quarterly salaries based upon the Company's operating ratio for the calendar quarter. The objective of the plan is to tie the management group together as a team so that each person's efforts are focused towards the profitability of the entire Company rather than towards the profitability of individual departments within the Company. Approximately 250 employees participated in the incentive plan in 1994.
            The Company's Stock Option Plans are the vehicles utilized to provide long-term incentives to executive officers. Grants under these plans are tied to the value of the Company's Common Stock, thereby providing an additional incentive for executive officers to maximize shareholder value. Options granted under the plans have a term of ten years and vest over a five-year period. An executive officer receives value from the grant of options under these plans if the Company's Common Stock appreciates over the long term and the executive officer continues in the employ of the Company.

Company Performance and CEO Compensation
            Under the Company's incentive plan, Mr. Starnes, the Company's CEO, was awarded a bonus equal to 9.3% of his base salary for 1994. This bonus percentage was the same as the bonus percentage for all of the other employees participating in the plan. The Committee also increased Mr. Starnes' base salary by 4% which was the average percentage increase in the base salaries of all management and administrative employees of the Company.

EXECUTIVE COMPENSATION COMMITTEE
Michael S. Starnes, Chairman
Morris H. Fair
Jack H. Morris III


COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN (1)
[GRAPHI: 6 YEAR CHART]

YEAR ENDING DECEMBER 31
                        1989      1990      1991      1992     1993     1994
M.S. Carriers, Inc.      100        86       139       207      202      207
NASDAQ Combined
  Composite Indes        100        82       130       149      171      165
Peer Group Index         100        85       145       199      238      176

  (1) Assumes $100 invested on December 31, 1989 in M.S. Carriers, Inc. Common Stock, NASDAQ Composite Index and Peer Group Index with reinvestment of dividends.

  (2) This peer group is composed of J.B. Hunt Transport Services, Inc.
      and Werner Enterprises Inc., two other truckload carriers. This index has not been weighted to reflect the relative market capitalization of the peer group companies.


AUDITORS
            The Board of Directors has appointed Ernst & Young as independent auditors for the year ended December 31, 1995. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS
            Proposals intended to be presented at the 1996 Annual Meeting of Shareholders should be sent to M.J. Barrow, Secretary, M.S. Carriers, Inc.,
P. O. Box 30788, Memphis, Tennessee 38130-0788, and must be received by December 15, 1995, in order to be included in the proxy materials for the 1996 annual meeting.

OTHER MATTERS
            In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which shareholders will have an opportunity to ask questions about the Company's business.
            If any matter not described herein should come before the meeting, the persons named in the accompanying proxy card will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

OTHER INFORMATION
            The enclosed proxy card is being solicited by the Board of Directors and the entire cost of such solicitation will be paid by the Company. If the proxy is properly executed, the shares represented by it will be voted at the Annual Meeting. If a shareholder has specified how his shares are to be voted, they will be voted in accordance with such specification. To the extent necessary to assure sufficient representation at the meeting, certain officers and other regular employees of the Company may, by telephone, telegraph or personal interview, request the return of proxies.
            It is intended that the shares represented by the proxy not limited to the contrary will be voted in favor of all items listed on the proxy and in the discretion of the persons named in the proxies on any other matter which may properly come before the meeting.

FINANCIAL STATEMENTS
            Financial statements for the Company are included in the Annual Report to shareholders for the year 1994 delivered herewith, which report is hereby incorporated by reference. Additional copies of these statements, as well as the Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained without charge from M.J. Barrow, Secretary, M.S. Carriers, Inc., P.O. Box 30788, Memphis, Tennessee 38130-0788.
            The above notice and proxy statement are sent by order of the Board of Directors.

M.J. Barrow
Secretary

EXHIBIT A
M.S. CARRIERS, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. PURPOSE
            The purpose of the M.S. Carriers, Inc. Non-Employee Directors Stock Option Plan (the "Plan") is, by the means of stock options, to encourage ownership in M.S. Carriers, Inc. (the "Company") by non-employee directors of the Company whose continued services are considered essential to the Company's growth and progress and to provide non-employee directors with a further incentive to continue as directors of the Company.

2. ADMINISTRATION
            (a) The Plan shall be administered by the board of directors of the Company (the "Board").
            (b) Grants of options under the Plan and the amount and nature of such grants shall be automatic in accordance with Section 4 hereof.
            (c) All questions regarding the operation of the Plan shall be referred to the Board and all decisions of the Board shall be final and conclusive.

3. PARTICIPATION IN THE PLAN
            Each non-employee member of the Board shall be a participant in the Plan. No person who is also an employee of the Company or one of its subsidiaries shall be a participant except with respect to any options received prior to becoming such an employee.

4. STOCK OPTIONS
            (a) Existing Non-Employee Directors. On the effective date of this Plan, each non-employee director currently serving the Company shall be granted an option to purchase 2,500 shares of the Company's common stock, $.01 par value per share ("Common Stock").
            (b) New Non-Employee Directors. Each non-employee director elected to the Board subsequent to the effective date of this Plan shall be granted on the first business day following his or her election to the Board, an option to purchase 2,500 shares of the Company's Common Stock.

5. DETERMINATION OF OPTION PRICE
            The option price of a share of Common Stock covered by each stock option shall be 100% of the fair market value of Common Stock on the date of grant of such stock option. Such fair market value shall be the average of the high and low selling prices of a share of Common Stock as reported by The Wall Street Journal on the date of grant of the stock option.

6. OPTION TERM
            The term within which each stock option is exercisable shall be ten years from the date of the grant of an option. While an optionee is a director of the Company and in the case of an optionee who ceases to be a director of the Company by reason of death or total disability, an option may be exercised prior to its expiration only by the optionee or, in the case of death, by the executor or administrator of optionee's estate or by a person who acquired the right to exercise such option by bequestor inheritance. All option privileges continue for one (1) year after death or total disability, but not after the expiration of the option term. Otherwise, an option may only be exercised within the thirty day period after an optionee ceases to be a director of the Company.

7. VESTING OF OPTIONS
            The stock options granted hereunder shall vest and become exercisable, subject to the provisions of paragraph 8, in five (5) equal installments on the anniversary dates of the date of grant as follows:
            First anniversary date    -     500 shares
            Second anniversary date   -     500 additional shares
            Third anniversary date    -     500 additional shares
            Fourth anniversary date   -     500 additional shares
            Fifth anniversary date    -     500 ADDITIONAL SHARES
                                          2,500 TOTAL SHARES

Stock options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan, until the expiration of the term of the stock option as set forth in Paragraph 6.

8. TERMINATION OF DIRECTORSHIP
            (a) If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all stock options previously granted to him shall immediately terminate; provided, however, the non-employee director shall have thirty (30)days from the date on which he ceased to be a non-employee director to exercise any option or portion thereof which was exercisable on the date that the non-employee director ceased to be a director of the Company.
            (b) If a non-employee director dies during his directorship or ceases to be a director of the Company by reason of his total disability, as defined in section 105(a)(4) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), all options previously granted to the non-employee director shall immediately vest and become exercisable; provided, however, all options must be exercised by the non-employee director or his personal representative, heirs or legatees prior to the earlier of (i) one (1) year after the date on which the non-employee director dies or ceases to be a director of the Company, or (ii) the expiration of the term of the options.
            (c) Notwithstanding anything contained in this Plan to the contrary, no stock option granted hereunder shall become exercisable prior to the expiration of a six-month period following the date that such option is deemed acquired by the non-employee director pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (The "1934 Act").

9. OPTION AGREEMENTS
            Each stock option shall be evidenced by a written option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Board shall from time to time determine.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
            In the event of changes in the Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combination or exchanges of shares and the like, the maximum number of shares of Common Stock subject to the Plan and the number of shares and option price per share of all stock subject to outstanding options shall be adjusted as necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the options.

11. TRANSFERABILITY OF OPTIONS
            Options under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than by will or the laws of descent and distribution. Astock option may be exercised, during the lifetime of a non-employee director to whom such option was granted, only by such director.

12. AMENDMENT AND TERMINATION
            The Board may at any time and from time to time amend, suspend or terminate the Plan in whole or in part, provided, however, that the Board may not amend the Plan without the approval of the Company's stockholders if such approval is required to comply with Rule 16b-3 under the 1934 Act or the Tennessee Business Corporation Actor any applicable rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange; and provided further, that the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. No such amendment, suspension or termination may, without the consent of a director to whom an option shall theretofore have been granted, adversely affect the rights of such directors under such option.

13. COMMON STOCK RESERVED FOR PLAN
            Subject to adjustment under Section 10, the aggregate number of shares of Common Stock which may be issued under options and which shall be reserved for purposes of the Plan shall be 20,000. Authorized but unissued shares or treasury shares or both may be utilized for purposes of the Plan. Such number of reserved shares shall be reduced if and to the extent that treasury shares rather than authorized but unissued shares of Common Stock shall be utilized for purposes of the Plan. If any stock option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares under such option shall again become available for purposes of the Plan.

14. MANNER OF EXERCISE AND PAYMENT
            (a) Stock options shall be exercised by delivery of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised.
            (b) Payment for all shares shall be made in cash or with Common Stock or a combination of both delivered at the time an option, or any part thereof, is exercised. No shares shall be issued until full payment therefor has been made. Common Stock used as payment shall have been owned by the optionee not less than six months preceding the date the option is exercised and shall be valued at its fair market value on the date of payment.

15. MISCELLANEOUS PROVISIONS
            (a) The grant of stock options under the Plan shall not confer upon any director any of the rights of a shareholder until exercise of the director's stock option and until the director shall have received a certificate or certificates therefor.
            (b) The grant of stock options under the Plan shall not be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's shareholders or to limit the Board's authority to remove any director.

16. DURATION OF PLAN
            The Plan shall expire on the tenth anniversary of the earlier of approval of the Board or the stockholders of the Company unless earlier terminated, and no stock option shall be granted after expiration or termination but stock options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

17. SECTION 16(b) COMPLIANCE
            It is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3 under the 1934 Act and, if any Plan provision is later found not to be in compliance with Section 16 of the 1934 Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirementsof Rule 16b-3.

18. ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN
            The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board of Directors of the Company; provided, however, that the Plan and any grants of Options thereunder, shall be void, if the stockholders of the Company shall not have approved adoption of the Plan within twelve months after each effective date.

Adopted By The Board of Directors
By Resolution dated September 14, 1994

/s/ M.J. Barrow
M.J. Barrow, Secretary

<ATTACHMENT>
<PROXY CARD>
PROXY CARD

M.S. CARRIERS, INC.
3171 Directors Row
Memphis, Tennessee 33116

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 5, 1995.

The undersigned hereby appoints Michael S. Stames and M.J. Barrow, as either of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in M.S. Carriers, Inc., at the Annual Meeting of the Shareholders to be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, beginning at 9:00 a.m. on May 5, 1995, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. If no directions are given, the proxies will vote for the election of all listed nominees, in accord with the Directors' recommendations on the other subjects listed on the other side of this card and, at their discretion, on any other matter that may properly come before the meeting.

Your vote for the election of Directors may be indicated on the other side. Nominees are Michael S. Starnes, Carl J. Mungenasi,
James W. Welch, M.J. Barrow, Gary L. Hardeman, Robert P. Hurt, Jack
H. Morris, III and Morris H. Fair.

Please sign on the other side and return promptly. If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

Please mark votes X

To vote your shares for all Director nominees, mark the "For" box on item "1."

To withhold voting for all nominees, mark the "Withhold" box.

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the names of those you do not want to vote for in the space provided; your shares will be voted for the remaining nominees.

Directors recommend a vote "For"

                                       With-        For All
                              For      hold         Except*

1. Election of All            ___       ___          ___
   Directors
   (Page 3)
*Exceptions____________________________________________________
_______________________________________________________________
_______________________________________________________________

                             For      Against    Abstain

2. Approval of Non-          ___         ___        ___
   Employee Directors
   Stock Option Plan
   (Page 4)

Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary. Indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Sign here as name(s) appear on reverse side

x________________________________

x________________________________

Date___________________________, 1995